                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

------------------------------------------------------- ---------------------------------------------------------------------
Dollars in Millions                                                            Year Ended December 31
------------------------------------------------------- ---------------------------------------------------------------------
                                                             1997(a)       1996(a)       1995(a)      1994(a)      1993(a)
                                                        ------------- ------------- ------------- ------------- -------------
Earnings before income taxes                               $   574.4     $   587.2     $   514.5     $   398.9     $   291.1

Fixed charges                                                  215.1         244.1         256.6         259.6         295.2
                                                        ------------- ------------- ------------- ------------- -------------
   Total                                                   $   789.5     $   831.3     $   771.1     $   658.5     $   586.3
                                                        ============= ============= ============= ============= =============
Fixed charges:
   Interest on debt                                     $      204.7  $      228.0  $      245.3  $      249.6  $      285.9
   Interest component of rentals                                10.4          16.1          11.3          10.0           9.3
                                                        ------------- ------------- ------------- ------------- -------------
      Fixed charges                                     $      215.1  $      244.1  $      256.6  $      259.6  $      295.2
                                                        ============= ============= ============= ============= =============

Ratio of earnings to fixed charges                               3.7           3.4           3.0           2.5           2.0
------------------------------------------------------- ------------- ------------- ------------- ------------- -------------


(a) Financial information reflects the accounting for the combination of the Company with Duke Engineering & Services, Inc., DukeSolutions, Inc. and Duke Energy Global Asset Development, Inc. as a pooling of interests. As a result, the financial information gives effect to the combination as if it had occurred on January 1, 1993.


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